UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 19, 2006

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PREMIER COMMUNITY BANKSHARES, INC.

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-18868 (Commission File Number)	54-1560968 (I.R.S. Employer Identification No.)
4095 Valley Pike Winchester, Virginia (Address of principal executive offices)	22602 (Zip Code)

Registrant’s telephone number, including area code:  (540) 869-6600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)          On December 20, 2006, Premier Community Bankshares, Inc. (the “Company”) entered into an Employment Agreement, effective as of December 12, 2006, with John K. Stephens, who is Chairman of the Board of the Company and Chairman, President and Chief Executive Officer of Rockingham Heritage Bank, a wholly owned subsidiary of the Company (“Rockingham”). In addition, on December 19, 2006, the Company entered into an Employment Agreement, effective as of December 12, 2006 with Meryl G. Kiser, who is Chairman, President and Chief Executive Officer of Premier Bank, Inc., a wholly owned subsidiary of the Company (“Premier Bank”). Furthermore, on December 19, 2006, the Company entered into a Management Continuity Agreement, effective as of December 12, 2006 with John A. Willingham, who is the Company’s Chief Financial Officer. Mr. Stephens and Mr. Kiser are also directors of the Company.

The following description is a summary of the material terms of each of the agreements. A copy of each of the agreements is filed as an exhibit to this report and is incorporated by reference into this Item 5.02.

Employment Agreements

The Employment Agreement for Mr. Stephens provides for his service as Chairman, President and Chief Executive Officer of Rockingham. The Employment Agreement for Mr. Kiser provides for his service as Chairman, President and Chief Executive Officer of Premier Bank. The term of each Employment Agreement will continue until December 31, 2007, unless it is terminated earlier in accordance with its provisions. Each officer and the Company may agree to renew and extend the term of his Employment Agreement for successive terms of 12 months each. If it is not expressly renewed or terminated, each Employment Agreement will automatically renew for successive one-year periods.

The Employment Agreement for Mr. Stephens provides for an initial base salary of $225,000 per year. The Employment Agreement for Mr. Kiser provides for an initial base salary of $160,000 per year. Each officer is also eligible to receive cash bonuses or, alternatively, grants of stock options based on such bonus value, as determined by the Board of Directors. Each officer is eligible to participate in any pension, group insurance, hospitalization, deferred compensation or other benefit, bonus or incentive plans of the Company.

Each Employment Agreement provides for the termination of the officer’s employment by the Company without “cause” and termination by the officer for “good reason” (as those terms are defined in the Employment Agreement). Termination under either of these circumstances will entitle the officer to the payment of salary for the remainder of the then current term of the Employment Agreement and to the continued benefit to the officer for the same period of all employee benefit plans and programs or arrangement in which he was entitled to participate prior to his termination. The officer will not be entitled to any compensation or other benefits under the Employment Agreement if his employment is terminated for cause.

If an officer is terminated without cause or resigns for good reason within one year following a “change of control” (as defined in the Employment Agreement), the officer will receive the greater of (i) the amount that he would have received under the remaining term of his Employment Agreement and (ii) the product of his annual salary times the multiple of the book value per share of the Company’s common stock received by the Company’s shareholders in connection with the change of control, up to a maximum multiple of 3.0 (subject to reduction to the extent that such payment constitutes an “excess parachute payment” under the Internal Revenue Code of 1986, as amended). In addition, all of the officer’s outstanding stock options, if any, will become immediately exercisable upon a change of control as provided in the plans that govern such stock options.

Each Employment Agreement contains restrictive covenants relating to the protection of confidential information, non-disclosure, non-competition and non-solicitation. Each of the covenant not to compete and the non-solicitation covenant continues generally for a period of 24 months following the last day of the officer’s employment.

Management Continuity Agreement

              The Management Continuity Agreement for Mr. Willingham provides for his continued employment in the event of a “change in control” (as defined in the Management Continuity Agreement) of the Company. Its term will expire on December 31, 2008, but will automatically renew for a rolling two-year term on December 31, 2007 and each December 31 thereafter unless the Company provides prior notice of non-renewal in accordance with its provisions.

In the event of a change in control, the Company will continue to employ Mr. Willingham until the first anniversary of the date of such change in control. The Management Continuity Agreement provides for the payment of an annual base salary and an annual bonus, in amounts at least equal to their amounts prior to the change in control, to Mr. Willingham following the change in control and entitles him to participate in the incentive, savings and retirement plans and welfare benefit plans of the Company.

The Management Continuity Agreement also provides for certain benefits and payments to Mr. Willingham in the event of the termination of employment following a change in control. If his employment terminates without “cause” or for “good reason” (as those terms are defined in the Management Continuity Agreement), Mr. Willingham is entitled to receive (i) a lump-sum payment of base salary, incentive or bonus compensation, bonus and other benefits and awards earned, but not paid, through the date of termination, (ii) a lump-sum payment of his annual salary in effect at the date of termination and (iii) the continuation of employee welfare benefits for 12 months following the date of termination. Mr. Willingham will not be entitled to any compensation or other benefits under the Management Continuity Agreement if, following a change in control, the Company terminates his employment for cause or he terminates his employment for any reason other than good reason.

The Management Continuity Agreement also contains a restrictive covenant relating to the protection of confidential information.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Employment Agreement by and between the Company and John K. Stephens, dated as of December 12, 2006.
10.2	Employment Agreement by and between the Company and Meryl G. Kiser, dated as of December 12, 2006.
10.3	Management Continuity Agreement by and between the Company and John A. Willingham, dated as of December 12, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIER COMMUNITY BANKSHARES, INC.

(Registrant)

Date: December 26, 2006	By: /s/ John A. Willingham

John A. Willingham

Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement by and between the Company and John K. Stephens, dated as of December 12, 2006.
10.2	Employment Agreement by and between the Company and Meryl G. Kiser, dated as of December 12, 2006.
10.3	Management Continuity Agreement by and between the Company and John A. Willingham, dated as of December 12, 2006.